SPECIMEN PLACEMENT UNIT CERTIFICATE

NUMBER	UNITS
U- ___________

SEE REVERSE FOR CERTAIN DEFINITIONS

AQUASITION CORP.	CUSIP ___________

UNITS CONSISTING OF ONE (1) SHARE OF COMMON STOCK AND

ONE (1) PLACEMENT WARRANT TO PURCHASE ONE (1) SHARE OF COMMON STOCK

THIS CERTIFIES THAT
is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of AQUASITION CORP., a Marshall Islands company (the “Company”), and one (1) placement warrant (the “Placement Warrant”). Each Placement Warrant entitles the holder to purchase one (1) share of Common Stock for $11.50 per share (subject to adjustment).  Each Placement Warrant will become exercisable on the later of (i) the consummation of an Acquisition Transaction, and (ii) ____________, 2013, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five years from the consummation of an acquisition transaction, or the date of the Company's dissolution and winding up of the Company (the “Expiration Date”). The Common Stock and Placement Warrants comprising the Units are subject to the terms of that certain Placement Unit Purchase Agreement, dated as of ___________, 2012.  The terms of the Placement Warrants are governed by a Warrant Agreement, dated as of _______, 2012, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Placement Unit Purchase Agreement and the Warrant Agreement are on file at the office of the Warrant Agent at American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, and are available to any Placement Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This Unit shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
	Chief Executive Officer	Secretary

AQUASITION CORP.

CORPORATE

SEAL

2012

REPUBLIC OF THE MARSHALL ISLANDS

AQUASITION CORP.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common

TEN ENT  -  as tenants by the entireties

JT TEN  -  as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in accordance with the terms of the Investment Management Trust Agreement, dated as of [_______], 2012, by and between the Company and American Stock Transfer and Trust Company, entered into in connection with the Company’s initial public offering.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

LEGEND FOR PLACEMENT UNITS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS FROM THE DATE UPON WHICH AQUASITION CORP. (THE “COMPANY”) COMPLETES ITS INITIAL ACQUISITION TRANSACTION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE, THE UNDERLYING SECURITIES AND SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.